VAN KAMPEN SERIES FUND INC. - EMERGING MARKETS FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2007 - JUNE 30, 2007

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 SECU      PURC   SIZE   OFFE    TOTAL    AMOUN   % OF     % OF   BROKE    PURCH
 RITY      HASE    OF    RING    AMOUN    T OF   OFFER     FUND    RS      ASED
 PURC       /     OFFE   PRIC     T OF    SHARE    ING      S              FROM
 HASE      TRAD   RING   E OF    OFFER      S    PURCH     TOTA
  D         E            SHAR     ING     PURCH   ASED      L
           DATE           ES              ASED     BY      ASSE
                                           BY     FUND      TS
                                          FUND
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                                                                 Morga
                                                                   n
                                                                 Stanl
Chin       04/2     -    6.8     1,083    50,00  0.005     0.01   ey        UBS
 a         0/07          HKD     ,600,      0      %        0%   Dean
Moly                              000                            Witte
bden                                                               r
 um                                                              Asia
 Co                                                              Limit
Ltd.                                                              ed,
                                                                  UBS
                                                                  AG,
                                                                 China
                                                                 Inter
                                                                 natio
                                                                  nal
                                                                 Capit
                                                                  al
                                                                 Corpo
                                                                 ratio
                                                                   n
                                                                 (Hong
                                                                 Kong)
                                                                 Limit
                                                                  ed,
                                                                  Sun
                                                                 Hung
                                                                  Kai
                                                                 Inter
                                                                 natio
                                                                  nal
                                                                 Limit
                                                                  ed
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